EXHIBIT 10.3

                               SUBSCRIPTION LETTER

Gift Card Digest Corp.
5100 West Copans Road, Suite 710
Margate, Florida  33063

Gentlemen:

         The undersigned hereby represents and warrants to Gift Card Digest Corp. (the "Company") that (i) the 9,000,000 shares of the Company's Common Stock (the "Securities") which are being received by the undersigned in consideration of $9,000 ($.001 per common share) acquired for the undersigned's own account and for investment and not with a view to the public resale or distribution thereof; (ii) the undersigned will not sell, transfer or otherwise dispose of the Securities except in compliance with the Securities Act of 1933, as amended (the "Act"); and (iii) the undersigned is aware that the Securities are "restricted securities" as that term is defined in Rule 144 of the General Rules and Regulations under the Act.

         The undersigned acknowledges that she has been furnished with access to disclosure relating to current and prospective operations of the Company, including, among other things, the Company's financial information as available. The undersigned acknowledges the company is a development stage company and can afford the total loss of her investment.

         The undersigned further acknowledges that she has had an opportunity to ask questions of and receive answers from duly designated representatives of the Company concerning the terms and conditions pursuant to which the Securities are being offered. The undersigned acknowledges that she has been afforded an opportunity to examine such documents and other information which she has requested for the purpose of verifying the information set forth in the documents referred to above.

         The undersigned further acknowledges that she is fully aware of the applicable limitations on the resale of the Securities. These restrictions for the most part are set forth in Rule 144. The Rule permits sales of "restricted securities" upon compliance with the requirements of such Rule. If the Rule is available to the undersigned, the undersigned may make only routine sales of Securities, in limited amounts, in accordance with the terms and conditions of that Rule.

         By reason of the undersigned's knowledge and experience in financial and business matters in general, and investments in particular, the undersigned is capable of evaluating the merits and risks of an investment in the Securities. The undersigned is capable of bearing the economic risks of an investment in the Securities and fully understands the speculative nature of the Securities and the possibility of such loss.

         The undersigned's present financial condition is such that she is under no present or contemplated future need to dispose of any portion of the Securities to satisfy any existing or contemplated undertaking, need or indebtedness.

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         Any and all certificates representing the Securities, and any and all
Securities issued in replacement thereof or in exchange therefore, shall bear the following or comparable legend, which the undersigned has read and understands:

         The Securities represented by this Certificate have not been registered under the Securities Act of 1933 (the "Act"). The Securities have been acquired for investment and may not be sold or transferred in the absence of an effective Registration Statement for the Securities under the Act unless in the opinion of counsel satisfactory to the Company, registration is not required under the Act.


                                        Very truly yours,

                                        /s/ Tammi Shnider
                                        -----------------
                                        Tammi Shnider

Date:  November 18th, 2008

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